Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-4 (Nos. 33-96262 and 333-923) of our report dated February 8, 1996 appearing on page F-2 of Triton Energy Limited's Annual Report on Form 10-K for the year ended December 31, 1995.





Price Waterhouse LLP
Dallas, Texas
March 21, 1996